Exhibit 5.1

601 Lexington Avenue New York, New York 10022
(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900
November 2, 2012

Nexstar Broadcasting Group, Inc.

5215 North O’Connor Boulevard, Suite 1400

Irving, Texas 75039

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Company”), and Nexstar Broadcasting, Inc., a Delaware corporation (“NBI”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and NBI, allowing for delayed or continuous offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to (1) the issuance and sale from time to time of an unspecified amount of: (a) shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”); (b) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series; (c) senior or subordinated debt securities, which may be secured or unsecured and which may be convertible into Common Stock or Preferred Stock (the “Debt Securities”), which may be issued in one or more series under the base Indenture (the “Indenture”) proposed to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement; (d) guarantees of the Debt Securities by NBI (the “Guarantees”); (e) senior or subordinated debt securities, which may be secured or unsecured (the “NBI Debt Securities”), which may be issued in one or more series under the base Indenture (the “NBI Indenture”) proposed to be entered into between NBI and Wells Fargo Bank, National Association, as trustee (the “NBI Trustee”), a form of which is filed as an exhibit to the Registration Statement; (f) guarantees of the NBI Debt Securities by the Company (the “NBI Guarantees”); (g) warrants (“Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company, as shall

Chicago    Hong Kong    London    Los Angeles    Munich    Palo Alto    San Francisco    Shanghai    Washington, D.C.

Nexstar Broadcasting Group, Inc.

November 2, 2012

be designated by the Company at the time of the offering, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), to be entered into between the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”); and (h) such indeterminate number of shares of Common Stock, Preferred Stock and amount of Debt Securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any Debt Securities, Preferred Stock or Warrants or otherwise acquire securities of the Company, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”); and (2) the sale from time to time, pursuant to Rule 415, of up to 16,515,384 shares of Common Stock (the “Secondary Shares”) to be sold by certain stockholders of the Company (the “Selling Stockholders”). We have been advised that all of the Secondary Shares were acquired by the Selling Stockholders between 1996 and 2003 pursuant to various investments in common membership interests of Nexstar Broadcasting Group, L.L.C. and another entity that was controlled by the Selling Stockholders that was ultimately acquired by Nexstar Broadcasting Group, L.L.C., collectively the predecessor entity to the Company, prior to the Company’s initial public offering (the “Transactions”). The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Warrants, the NBI Debt Securities, the NBI Guarantees, the Indeterminate Securities and the Secondary Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company and NBI; (ii) minutes and records of the corporate proceedings of the Company and NBI including the board of directors of the Company and NBI; (iii) the Registration Statement and the exhibits thereto; (iv) the form of stock certificates representing the Secondary Shares issued to the Selling Stockholders; (v) the form of Indenture and form of NBI Indenture; (vi) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, relating to the Debt Securities, which is being filed as an exhibit to the Registration Statement; and (vii) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act, of the Trustee, relating to the NBI Debt Securities, which is being filed as an exhibit to the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which

Nexstar Broadcasting Group, Inc.

November 2, 2012

this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and NBI and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and NBI. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and NBI.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the Indenture, the Warrant Agreement or the NBI Indenture, as applicable (the “Governing Documents”);

(v) the Securities offered, as well as the terms of the relevant Governing Document as they will be executed and delivered, do not violate any law applicable to the Company or NBI, as applicable, or result in a default under or breach of any agreement or instrument binding upon the Company or NBI, as applicable;

(vi) the Company or NBI, as applicable, will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(vii) the Securities offered as well as the terms of the applicable Governing Document, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company or NBI, as applicable, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or NBI, as applicable;

(viii) each of the Indenture or NBI Indenture will be duly authorized, executed and delivered by the applicable Trustee, in substantially the form reviewed by us, and that any Debt Securities or NBI Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers the applicable Trustee;

Nexstar Broadcasting Group, Inc.

November 2, 2012

(ix) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act;

(x) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; and

(xi) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company or NBI, as applicable, as the case may be, and the other parties thereto.

We acted as special counsel to the Company in connection with the prior issuances of the Secondary Shares in connection with the Transactions. In connection with our opinion set forth in paragraph 8 below, we have reviewed closing documents or forms of closing documents, as the case may be, related to such issuances and our opinion, insofar as it relates to prior issuances of the Secondary Shares, is based upon the review of such closing documents. We have assumed that, with respect to the Secondary Shares that were issued in connection with the Transactions, the Company received the consideration for such Secondary Shares called for by the governing agreements and the relevant resolutions.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

With respect to any shares of any Common Stock to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Common Stock (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the Purchase Agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the charter and the by-laws of the Company so as not to violate any applicable law, the charter or the by-laws of the Company or result in a default

Nexstar Broadcasting Group, Inc.

November 2, 2012

under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) if certificated, the certificates in the form required under the General Corporation Law of the State of Delaware (the “DGCL”) representing the Offered Common Shares are duly executed and countersigned, and (vii) the Offered Common Shares are registered in the Company’s share registry and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold or otherwise distributed in accordance with the applicable Purchase Agreement, if any, or any other duly authorized, executed and delivered agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.

With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Preferred Stock (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable Rules and Regulations, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the Purchase Agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Shares (the “Certificate of Designation”) in accordance with the applicable provisions of the DGCL, (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (vi) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established and are then in conformity with the charter of the Company, including the Certificate of Designation relating to the Offered Preferred Shares, and the by-laws of the Company, so as not to violate any applicable law, the charter or the by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) if certificated, certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed and countersigned, and (viii) the Offered Preferred Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of

Nexstar Broadcasting Group, Inc.

November 2, 2012

Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold or otherwise distributed in accordance with the applicable Purchase Agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.	With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act, (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Purchase Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters, (v) the Indenture and a supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate any applicable law, the charter or the by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold or otherwise distributed in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable Purchase Agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Nexstar Broadcasting Group, Inc.

November 2, 2012

4.	When, as and if (a) the Guarantees in respect of any particular series of Debt Securities have been duly authorized by the Company, (b) the Indenture with respect to such series has been duly executed and delivered, and (c) the applicable Debt Securities have been duly authorized, executed, authenticated, issued and delivered by the Company in accordance with the applicable Purchase Agreement, such Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5.	With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the Purchase Agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters, (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the charter or the by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent, and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold, and delivered upon payment of the agreed-upon consideration therefor in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold or otherwise distributed in accordance with the applicable Warrant Agreement and the applicable Purchase Agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Nexstar Broadcasting Group, Inc.

November 2, 2012

6.	With respect to any series of NBI Debt Securities to be offered by NBI pursuant to the Registration Statement (the “Offered NBI Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the NBI Indenture has been qualified under the Trust Indenture Act, (ii) an appropriate prospectus supplement with respect to the Offered NBI Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations, (iii) if the Offered NBI Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Purchase Agreement with respect to the Offered NBI Debt Securities has been duly authorized, executed and delivered by NBI and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of NBI have taken all necessary corporate action to approve the issuance, sale and terms of the Offered NBI Debt Securities and related matters, (v) the NBI Indenture and a supplemental indenture in respect of such Offered NBI Debt Securities has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered NBI Debt Securities and of their issuance and sale have been duly established in conformity with the NBI Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered NBI Debt Securities, so as not to violate any applicable law, the charter or the by-laws of NBI or result in a default under or breach of any agreement or instrument binding upon NBI, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over NBI, and (vii) the Offered NBI Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report of the Company in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the NBI Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered NBI Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered NBI Debt Securities, when issued and sold or otherwise distributed in accordance with the NBI Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered NBI Debt Securities and the applicable Purchase Agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of NBI, enforceable against NBI in accordance with their respective terms under the laws of the State of New York.

7.

When, as and if (a) the NBI Guarantees in respect of any particular series of NBI Debt Securities have been duly authorized by NBI, (b) the NBI Indenture with respect to such series has been duly executed and delivered, and (c) the applicable

Nexstar Broadcasting Group, Inc.

November 2, 2012

NBI Debt Securities have been duly authorized, executed, authenticated, issued and delivered by NBI in accordance with the applicable Purchase Agreement, such NBI Guarantees will constitute valid and binding obligations of NBI, enforceable in accordance with their terms.

8.	With respect to any Secondary Shares to be offered by the Selling Stockholders pursuant to the Registration Statement, such Secondary Shares have been duly authorized, validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, (iv) waivers of any usury defense contained in the Indenture or the NBI Indenture, any supplemental indenture, the Offered Debt Securities or the Offered NBI Debt Securities which may be unenforceable, (v) requirements that a claim with respect to any Offered Debt Securities or Offered NBI Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies and (vii) any laws except the federal securities laws of the United States, the laws of the State of New York and the DGCL, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting the DGCL.

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with

Nexstar Broadcasting Group, Inc.

November 2, 2012

respect to (i) whether acceleration of the Debt Securities or the NBI Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company or NBI under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable counterparty to such Governing Document (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Governing Document; that each Governing Document has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Governing Document with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules and Regulations with respect to the registration of additional Securities for sale in any Offering contemplated by the Registration Statement and shall cover such additional Securities.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the Rules and Regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Nexstar Broadcasting Group, Inc.

November 2, 2012

Very truly yours,

/s/ Kirkland & Ellis LLP